                                                                        EX-1.01C
                                                                        --------
                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                          $_________________________
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                  FORM OF AMENDMENT TO THE SELLING AGREEMENT
                  ------------------------------------------


                       Dated as of _____________________



MERRILL LYNCH, PIERCE,
 FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

          Your affiliate, Merrill Lynch Investment Partners Inc., a Delaware corporation, formerly ML Futures Investment Partners Inc. (referred to herein in its individual corporate capacity and as general partner as the "General Partner"), and an initial limited partner have caused the formation of a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware (the "DRULPA") under the name ML GLOBAL HORIZONS L.P. (the "Partnership"), for the purpose of engaging in speculative trading of futures and forward contracts and commodity options. As described in the Prospectus referred to below, the Partnership has entered into Advisory Agreements with certain commodity trading advisors (collectively, the "Trading Advisors"). The Partnership engages in speculative trading in the commodities markets as aforesaid, and the Trading Advisors direct such trading; the initial commodity broker and forward contract dealer for the Partnership is Merrill Lynch Futures Inc., a Delaware corporation, and certain of its affiliates (the "Commodity Broker") or such other brokers as approved of in writing by Merrill Lynch Futures Inc.; and the exclusive selling agent for the Partnership is yourself, including, without limitation, Merrill Lynch International & Co., C.V.O.A., and certain of your affiliates (herein sometimes collectively referred to as the "Selling Agent").

          The undersigned hereby agree to be bound by all terms and conditions of the Selling Agreement between the Partnership, the General Partner, the Commodity Broker, the Selling Agent and certain trading advisors dated October 4, 1993 and [list all amendments] (collectively, the "Selling Agreement"). References in the Selling Agreement to the Registration Statement and Prospectus shall, for purposes of this Amendment to the Selling Agreement, mean the Partnership's [insert latest Registration Statement and Prospectus dates], and any subsequent amendments or prospectuses.
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          If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to the General Partner a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

                                               Very truly yours,

                                               ML GLOBAL HORIZONS L.P.


                                               BY:  MERRILL LYNCH INVESTMENT
                                                 PARTNERS INC., General Partner
                                               By:______________________________
                                                Name:
                                                Title:


                                               [TRADING ADVISORS]

                                               By:______________________________
                                                  Name:
                                                  Title:


                                               MERRILL LYNCH FUTURES INC.

                                               By:______________________________
                                                  Name:
                                                  Title:


                                               MERRILL LYNCH INVESTMENT
                                               PARTNERS  INC.

                                               By:______________________________
                                                 Name:
                                                 Title:

Confirmed and Accepted as of
 the date first above written


MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
          Selling Agent


By:____________________________
  Name:
  Title:








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